Consent of Ernst & Young LLP, Independent Auditors

We consent to the use of our report dated March 26, 2020, in the Registration Statement (Form S-1) of Symetra Life Insurance Company and related Prospectus of the Symetra Trek annuity contract.

/s/ Ernst & Young LLP

Seattle, Washington
March 25, 2021